       As filed with the Securities and Exchange Commission on January 21, 1998

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                 SYNTELLECT INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                86-0486871
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                     1000 HOLCOMB WOODS PARKWAY, SUITE 410A
                             ROSWELL, GEORGIA 30076
   (Address, including zip code, of registrant's principal executive offices)


                    SYNTELLECT INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)


                               J. LAWRENCE BRADNER
                                 SYNTELLECT INC.
                     1000 HOLCOMB WOODS PARKWAY, SUITE 410A
                             ROSWELL, GEORGIA 30076
                                 (770) 587-0700
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:
                              ALAN J. PRINCE, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600


                         CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum   Proposed Maximum
                                                  Amount to    Offering Price Per Aggregate Offering    Amount of
Title of Securities to be Registered            be Registered       Share(1)           Price(1)      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share             750,000         $1.65625          $1,242,188        $367
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Syntellect Inc. on January 16, 1998.

                                     PART II

         This Registration Statement on Form S-8 relates to an additional 750,000 shares of common stock, par value $.01 (the "Common Stock"), of Syntellect Inc. (the "Company") to be issued to employees of the Company and certain subsidiaries pursuant to the Syntellect Inc. Long-Term Incentive Plan. As permitted by General Instruction E (Registration of Additional Securities) to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         1. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996;

         2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996;

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 23, 1990, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         4. The Company's Registration Statement on Form S-8 (File No. 333-02362) filed with the Commission March 14, 1996.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SERVICES

         Inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Inapplicable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

                      Exhibit             Description
                      -------             -----------
                      5.1                 Opinion of King & Spalding

                      23.1                Consent of KPMG Peat Marwick LLP

                      23.2                Consent of Deloitte & Touche LLP

                      23.3                Consent of King & Spalding (included
                                          in  Exhibit 5.1)

                      24.1                Power of Attorney (included on
                                          signature page)

                      99.1                Syntellect Inc. Long-Term Incentive
                                          Plan (incorporated by reference
                                          to Exhibit 10.4 to Syntellect's
                                          Annual Report on Form 10-K dated
                                          December 31, 1996)

ITEM 9.       UNDERTAKINGS

              (a)      The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (A)  To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act of
                                     1933;

                                (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The undersigned Registrant hereby undertakes
                               that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities
                               arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements of the Company incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing in such Form 10-K, and have been incorporated herein by reference in reliance upon the reports of such firm and upon their authority as experts in accounting and auditing. The consolidated financial statements of Pinnacle Investment Associates, Inc. and subsidiary as of December 31, 1995 and 1994 incorporated in this Registration Statement by reference from Syntellect Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 (which are not presented separately therein) have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia on the 31st day of December, 1997.

                                           SYNTELLECT INC.

                                           By: /s/ Neal L. Miller
                                              ----------------------------
                                                  Neal L. Miller
                                                  Corporate Vice President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Lawrence Bradner, Steve G. Nussrallah, and Neal L. Miller and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 31st day of December, 1997.

  Signature                                        Title
  ---------                                        -----
  /s/ J. Lawrence Bradner                          Chairman of the Board of Directors
  -------------------------------                  and Chief Executive Officer
  J. Lawrence Bradner                              (Principal Executive Officer)

  /s/ Neal L. Miller                               Corporate Vice President, Chief
  -------------------------------                  Financial Officer, Secretary and
  Neal L. Miller                                   Treasurer (Principal Financial and
                                                   Accounting Officer)

  /s/ Steve G. Nussrallah                          Director, President and Chief
  -------------------------------                  Operating Officer
   Steve G. Nussrallah

  /s/ Jack R. Kelly, Jr.                           Director
  -------------------------------
  Jack R. Kelly, Jr.

  /s/ William P. Conlin                            Director
  -------------------------------
  William P. Conlin

  /s/ A. Leroy Ellison                             Director
  -------------------------------
  A. Leroy Ellison

  EXHIBIT INDEX
  -------------

  Exhibit             Description
  -------             -----------
  5.1                 Opinion of King & Spalding

  23.1                Consent of KPMG Peat Marwick LLP

  23.2                Consent of Deloitte & Touche LLP

  23.3                Consent of King & Spalding (included
                      in Exhibit 5.1)

  24.1                Power of Attorney (included on signature page)

  99.1 Syntellect Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Syntellect's Annual Report on
                      Form 10-K dated December 31, 1996)
